Exhibit 10.37

SECURED PROMISSORY NOTE

US $3,750,000	March 25, 2015

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Coil Tubing Technology, Inc., a Nevada corporation (“Coil Tubing”), hereby promises to pay to the order of Jerry Swinford, an individual (“Swinford”), at the address of Swinford at 22305 Gosling Road, Spring, Texas 77389, or such other place as may be designated by Swinford to Coil Tubing in writing, the principal sum of Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Secured Promissory Note (this “Note” or “Promissory Note”) has an effective date of December 1, 2014 (the “Effective Date”). This Note is entered into to evidence amounts owed to Swinford pursuant to the terms of that certain Intellectual Property Purchase Agreement entered into between Swinford and Coil Tubing on or around the date hereof (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1. The unpaid balance of this Note shall bear interest at the rate of three percent (3%) per annum from the Effective Date until paid in full. Until January 1, 2017 (the “Amortizing Payment Start Date”), payments of accrued interest only on this Note through such applicable payment date shall be due on June 30, 2015 and December 31, 2015 (the “Interest Only Payments”).

2. Beginning on the Amortizing Payment Start Date and continuing until the Maturity Date, Coil Tubing agrees to pay Swinford (a) the lesser of (i) $15,810.15; or (ii) the total amount then due under this Note, per month (each a “Monthly Payment”); payable in advance on or before the 1st of each month (each the “Monthly Payment Date”) towards the outstanding principal and accrued interest on this Note, with the first such Monthly Payment due on the Amortizing Payment Start Date. The “Maturity Date” of this Note shall be January 1, 2018. Any and all unpaid principal or interest on this Note shall be repaid on the Maturity Date. All past-due principal (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of twelve percent (12%) per annum (the “Default Rate”) until paid in full. All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.

3. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. This Note shall be subject to a mandatory prepayment in the event a Change in Control Transaction has occurred as described in and as provided in Section 2.4(a) of the Purchase Agreement.

4. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5. This Note shall be binding upon and inure to the benefit of Coil Tubing and Coil Tubing’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Swinford may assign this Note or any of his rights, interests or obligations to this Note without the prior written approval of Coil Tubing.

6. This Note and the representations, warranties and obligations set forth herein are guaranteed by Coil Tubing Technology Holdings, Inc., a Nevada corporation, Coil Tubing’s wholly-owned subsidiary (“Holdings”), Holdings’ wholly-owned subsidiaries Total Downhole Solutions, Inc., a Texas corporation, Coil Tubing Technology, Inc., a Texas corporation and Coil Tubing Technology Canada Inc., an Alberta Canada corporation, and Excel Inspection, LLC, a Texas limited liability company which is a majority-owned subsidiary of Coil Tubing (collectively with Holdings, the “CTT Subsidiaries”) pursuant to a Guaranty by Holdings in favor of Swinford (the “Guaranty”). Additionally, the payment of this Note is secured by Security Interests as provided for in Section 2.3 of the Purchase Agreement and in Section 13, below.

7. No provision of this Note shall alter or impair the obligation of Coil Tubing to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

8. Coil Tubing will do or cause to be done all things reasonably necessary to preserve and keep in full force and affect its corporate existence, rights and franchises and comply with all laws applicable to Coil Tubing, except where the failure to comply could not reasonably be expected to have a material adverse effect on Coil Tubing.

9. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate (defined below).

10. Coil Tubing represents and warrants to Swinford as follows:

(a) The execution and delivery by Coil Tubing of this Note (i) are within Coil Tubing’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b) This Note is a legally binding obligation of Coil Tubing, enforceable against Coil Tubing in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

11. If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Swinford), Swinford may, by written notice to Coil Tubing, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable, and/or may take any action provided for below to enforce the Security Interests (provided for in Section 2.3 of the Purchase Agreement and below under Section 13). The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a) Coil Tubing shall fail to pay, when and as due, the principal or interest (if any) payable (i) hereunder (other than a Monthly Payment which is provided for below), within fifteen (15) days from the due date of such payment; or

(b) Coil Tubing shall fail to pay, when and as due, any Monthly Payment due hereunder within five (5) days of the due date of such; or

(c) Coil Tubing shall have breached in any material respect any covenant in this (i) Note; or (ii) the Purchase Agreement (including the exhibits thereto), or any CTT Subsidiary shall have breached in any material respect any covenant of the Guaranty, and, with respect to breaches capable of being cured, such breach shall not have been cured within thirty (30) days following the occurrence of such breach; or

(d) Coil Tubing shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(e) Coil Tubing shall take any action authorizing, or in furtherance of, any of the foregoing.

12. In case any one or more Events of Default shall occur and be continuing, Swinford may proceed to protect and enforce his rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, Coil Tubing will pay to Swinford such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Swinford in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Swinford’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Swinford shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

13. Security Interest in the Assets.

(a) Grant of a Security Interest. As security for (a) the full and punctual payment (in lawful money of the United States and in immediately available funds), as and when due, of all principal, interest, attorneys’ fees, costs, expenses and other amounts which are or may become payable by Coil Tubing under this Note (the “Debt”) and (b) the full and punctual performance of all other obligations of Coil Tubing under this Note (collectively the “Coil Tubing Obligations”), Coil Tubing hereby grants to Swinford a continuing and first-priority security interest (the “Security Interest”) in the following (collectively, the “Collateral”): all right, title and interest of Coil Tubing in and to the Assets; all cash and other consideration paid or payable with respect to the Assets; all of Coil Tubing’s books and records pertaining to the foregoing; and all proceeds from sales, transfers or other dispositions of the foregoing.

(b) No Transfer of the Collateral. Prior to the payment and performance in full of all of Coil Tubing Obligations, Coil Tubing shall not sell, pledge or otherwise transfer (whether voluntarily, involuntarily, by operation of law, or by gift or for consideration) any of the Collateral or any of its interest therein without the prior written consent of Swinford. Any such sale, pledge or other transfer shall be null and void and shall confer no rights on the purported transferee.

(c) Preservation and Protection of the Security Interest. Coil Tubing shall preserve and protect Swinford’s first-priority security interest in the Collateral and shall cause the Security Interest to be perfected and to continue to be perfected until the Coil Tubing Obligations are paid and performed in full. Coil Tubing shall execute and deliver to Swinford (within ten days after receipt of Swinford’s request) such other security agreements, endorsements, pledges, assignments and other documents (including, without limitation, financing statements and continuation statements and amendments thereto) as Swinford may request from time to time to effectuate the grant to Swinford of the Security Interest and the perfection of the Security Interest, and Swinford is authorized to file and/or record such documents with appropriate regulatory authorities. Coil Tubing shall promptly notify Swinford in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by Coil Tubing that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of Swinford hereunder.

(d) Title to the Collateral. Coil Tubing shall at all times maintain good and marketable title to the Collateral free and clear of all liens, encumbrances and other security interests. Coil Tubing shall pay in full any tax that is imposed on any of the Collateral prior to its delinquency and, within ten days after any other lien or encumbrance is imposed on any of the Collateral, Coil Tubing shall pay and discharge such lien or other encumbrance in full.

(e) Power of Attorney. Coil Tubing hereby appoints Swinford as its attorney-in-fact (with full power of substitution) to execute, deliver and file, effective upon the occurrence of an Event of Default (as defined in the Note), on Coil Tubing’s behalf and at Coil Tubing’s expense, (1) any financing statements, continuation statements or other documents required to perfect or continue the Security Interest and (2) any other documents and instruments that Swinford determines are necessary or appropriate in order to enable him to exercise his rights and remedies that are provided hereunder and by applicable law upon the occurrence of an Event of Default. This power, being coupled with an interest, shall be irrevocable until the Coil Tubing Obligations are paid and performed in full.

(f) Termination of the Security Interest. The Security Interest shall terminate only if and when the Coil Tubing Obligations have been paid and performed in full.

(g) Additional Remedies Upon Default. Swinford’s rights and remedies upon an Event of Default hereunder shall include, without limitation, the power (1) to transfer into Swinford’s name or into the name of its nominee any or all of the Collateral and thereafter to receive and retain all cash and other dividends, distributions and payments made on account of the Collateral, and otherwise act with respect thereto as though he were the absolute owner thereof, (2) to sell all or any portion of the Collateral at a public or private sale at such place and time and at such prices and other terms as Swinford may determine, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as Swinford may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Coil Tubing or right of redemption of Coil Tubing, which are hereby expressly waived, and (3) to file an action against Coil Tubing in his personal capacity for repayment of the Debt. Coil Tubing recognizes that Swinford may be compelled to resort to one or more private sales of any or all of the Collateral. Coil Tubing acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Swinford than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, for such reason alone, be deemed to have been made in a commercially unreasonable manner. At any sale, Swinford may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral, and Swinford shall be entitled to use and apply any or all of the Debt as a credit on account of the purchase price of any Collateral. Swinford and any other purchaser of the Collateral at any such sale shall hold the purchased Collateral free from any claim or right on the part of Coil Tubing, and Coil Tubing hereby waives any right of redemption, stay or appraisal that he might otherwise have under applicable law.

(h) The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by Swinford in enforcing his rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Coil Tubing Obligations, and to the payment of any other amounts required by applicable law, after which Swinford shall pay to Coil Tubing any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Swinford is legally entitled, Coil Tubing will be liable for the deficiency, together with interest thereon, at the Default Rate and the reasonable fees of any attorneys employed by Swinford or a Collateral Agent on behalf of Swinford, to collect such deficiency. To the extent permitted by applicable law, Coil Tubing waives all claims, damages and demands against Swinford arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of Swinford or a Collateral Agent.

(i) Coil Tubing agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing which may be required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by Swinford. Coil Tubing shall also pay all other claims and charges which in the reasonable opinion of Swinford might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. Coil Tubing will also, upon demand, pay to Swinford the amount of any and all reasonable expenses, including the reasonable fees and expenses of his counsel and of any experts and agents, which Swinford may incur in connection with (i) the enforcement of this Note, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of Swinford under this Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

(j) All rights of Swinford and all Coil Tubing Obligations of Coil Tubing hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Note, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Coil Tubing Obligations, or any other amendment or waiver of or any consent to any departure from the Note, or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Coil Tubing Obligations; (d) any action by Swinford or a Collateral Agent on behalf of Swinford to obtain, adjust, settle and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to Coil Tubing, or a discharge of all or any part of the Security Interest granted hereby. Until the Coil Tubing Obligations shall have been paid and performed in full, the rights of Swinford shall continue even if the Coil Tubing Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Coil Tubing expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by Swinford hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Swinford, then, in any such event, the Coil Tubing Obligations hereunder shall survive cancellation of this Note, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Coil Tubing waives all right to require Swinford or a Collateral Agent on behalf of Swinford to proceed against any other person or to apply any Collateral which Swinford or Collateral Agent on behalf of Swinford may hold at any time, or to pursue any other remedy. Coil Tubing waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Coil Tubing. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

15. Except as provided herein, Coil Tubing and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney’s fees.

16. This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

17. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Houston, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

18. The term “Coil Tubing” as used herein in every instance shall include Coil Tubing’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of Coil Tubing or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Swinford” as used herein in every instance shall include Swinford’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and payees of this Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. Words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders.

19. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

20. In the event Coil Tubing issues, sells, exchanges or transfers 25% or more of Coil Tubing’s then outstanding shares of common stock or voting securities in any Change of Control (as defined in the Purchase Agreement) transaction (each a “Change in Control Transaction”), Coil Tubing agrees to use any and all of such funds received in connection with such Change in Control Transaction to pay down amounts owed to Swinford under this Note, unless otherwise approved by Swinford in writing.

21. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

22. No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

23. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Secured Promissory Note as of the day and year first above written, with an Effective Date as provided above.

“Coil Tubing”

Coil Tubing Technology, Inc.
(A Nevada corporation)

By: /s/ Jason L. Swinford

Its: President

Printed Name: Jason L. Swinford

“Swinford”

/s/ Jerry L. Swinford

Jerry L. Swinford

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